EXHIBIT 10.98

DEFERRED COMPENSATION PLAN

SUMMARY

2005

MAJOR TOPICS

The Crown Media Holdings, Inc. Deferred Compensation Plan

Enrollment

When You Can Enroll

What is Eligible for Deferral?

When Your Deferrals Are Credited to Your Account

Interest Paid on Account Balance (all non-RSU Compensation)

Investment of RSU Compensation

Distribution Alternatives

Other Issues Related to Distributions

Taxes on Deferrals, Investment Returns and Distributions

Risks of a Deferred Compensation Plan

Plan Administration

As part of a select group, you are being presented with a unique opportunity — to take advantage of the Crown Media Holdings, Inc. Deferred Compensation Plan (Plan). The Plan provides an avenue to save pre-tax dollars in a tax-deferred investment program for your personal financial goals. The Plan permits you to defer portions of your Crown salary, bonus and RSU compensation. You have access to your account to make changes in your deferral elections or withdrawals while still employed. You may request a copy of the full Plan document from Gene Hawkins at (818) 755-2690 or Crown Media Holdings, Inc., 12700 Ventura Boulevard, Studio City, CA 91604.

PLEASE NOTE: AS A RESULT OF RECENT LEGISLATION, SIGNIFICANT CHANGES MUST BE MADE TO THE PLAN FOR DEFERRALS RELATING THE TO 2005 AND SUBSEQUENT PLAN YEAR. SOME OF THESE CHANGES ARE HIGHLIGHTED BELOW. THE IRS INTENDS TO ENACT REGULATIONS, PRIOR TO THE END OF 2004, WHICH WILL FURTHER CLARIFY THE REQUIREMENTS OF THE NEW LAW AND ITS EFFECT ON DEFERRAL ELECTIONS AND WITHDRAWALS, PARTICULARLY AS THEY RELATE TO INCENTIVE AWARDS SUCH AS RSUS. WHEN THIS GUIDANCE IS PROVIDED, YOU MAY BE REQUIRED TO MAKE NEW ELECTIONS FOR THE 2005 DEFERRALS AND IT IS POSSIBLE, ALTHOUGH UNLIKELY, THAT THE IRS MAY NOT HONOR ANY 2005 PLAN YEAR DEFERRAL ELECTIONS FOR COMPENSATION RELATING TO THE RSUS AWARDED IN 2003 AND 2004

The Crown Media Holdings, Inc. Deferred Compensation Plan

Plan Year:.	January 1 through December 31, 2005

Open enrollment:	December 10 through December 30, 2004

The Plan is an unfunded arrangement that is intended to benefit a select group of management or highly compensated employees and outside directors. It is intended to be a “top hat” plan that is exempt from the Employee Retirement Income Security Act of 1974, as amended (ERISA), with the exception of limited reporting obligations and certain administrative and enforcement requirements, including claims procedures.

Enrollment

To enroll in the Plan, you may make the following elections by submitting the enrollment forms included in this kit:

Send all completed forms to Gene Hawkins by the deadline specified.

If you do not elect to enroll in the Plan at this time, all of your compensation will be paid in cash. You may enroll during any future annual open enrollment period.

•   Deferral Election – indicate the percentages of your salary (up to a maximum of 50%), bonus and Restricted Stock Unit (RSU) compensation that you wish to defer during the January 1 – December 31, 2005 Plan Year. Your deferral election is irrevocable and cannot be changed during the Plan Year. Your deferral election is for this Plan Year only; to defer compensation in subsequent years, you must make a new deferral election during the future annual open enrollment period for those years.

•   Investment of RSU Compensation Deferrals – indicate in which fund RSU compensation deferrals settled in cash are to be invested - the interest bearing account or the stock tracking fund (see discussion on pages 3 and 4)

•    Selection of Form of Distribution – indicate whether you wish the amounts deferred to be distributed in a lump sum or in installments over 5 years (see discussion on pages 5 and 6 – note that the only one distribution alternative may be available, depending on the amounts involved).

•    Scheduled In-Service Withdrawal Election – if you want this Plan Year’s deferral, plus earnings thereon, distributed while employed, specify when and how (see page 4).

•    Beneficiary Designation – establish who receives your money in the event of your death. If you already have a Beneficiary Designation on file, you do not need to complete another unless you are changing your designated beneficiary.

When You Can Enroll

For the 2005 Plan Year, the enrollment period is from December 10 to December 30, 2004. The enrollment periods for future Plan Years are scheduled to run from November 1 to November 30 in the year preceding each Plan Year.

What is Eligible for Deferral?

Your deferrals and their earnings are always 100% vested. The minimum annual deferral amount is $5,000 (prorated for partial years).

You may defer up to:

•   50% of your annual salary

•   100% of your incentive compensation (bonus)

•    100% of the settlement received during the Plan Year of a Restricted Stock Unit award granted under the Crown Media Holdings, Inc. 2000 Long Term Incentive

plan and RSU Agreement, whether the settlement is in cash or stock

•   If you are a director, 100% of your Director fees

When Your Deferrals Are Credited to Your Account

All deferred salary and bonus amounts are automatically placed in an interest-bearing account. They cannot be placed in the Stock Tracking Fund described below. Your base salary deferrals are credited to your account as soon as practicable after they are withheld from your paycheck. Applicable bonus amounts are credited to your account as soon as administratively practicable after the date on which the bonus is payable to employees in general. RSU deferrals are credited to your account as soon as practicable after the date on which the RSUs are settled. Director fee deferrals are credited to your account as of the first day of the Plan Year in which the deferred amount would have been paid in cash.

You are always 100% vested in your Account.

Interest Paid on Account Balance

The Administrator may adjust the interest rate (including the benchmark) prospectively.

For salary, bonus, and RSU amounts placed in the interest-bearing account, interest will be paid on your daily account balance at the daily equivalent rate of Prime + 1% (unless you are notified otherwise). The rate is adjusted monthly.

Investment of RSU Compensation

You may elect to have RSU Compensation that is settled by the Company in cash placed in the interest bearing account described above or in a Stock Tracking Fund. RSU cash proceeds placed in the Stock Tracking Fund will be converted into “RSU Cash Units”. The number of RSU Cash Units credited to the Fund will equal the amount of cash which you have elected to be placed in the Fund divided by the Crown stock price on the day of conversion. Any withdrawals or distributions of RSU Cash Units from the Stock Tracking Fund will be paid in cash in an amount equal to the then-current price of Crown’s common stock times the number of RSU Cash Units redeemed. Any election you make between placement of RSU proceeds in the interest-bearing account and the Stock Tracking Fund must be in 10% increments.

RSU Compensation that is settled by the Company in stock is automatically placed in the Stock Tracking Fund as an “RSU Stock Unit”. Each RSU Stock Unit is equivalent in value to one share of Crown common stock but has no dividend or voting rights. Any withdrawals or distributions of RSU Stock Units from the Stock Tracking Fund will be settled in Crown shares in an amount equal to the number of RSU Stock Units redeemed.

The number of RSU Cash Units and RSU Stock Units credited to a participant’s account and invested in the Stock Tracking Fund may be adjusted by the Plan Administrator in the event of a stock split, change in capitalization or extraordinary corporation transaction (merger, spin-off, reorganization, etc.). Upon a de-listing of the stock, a going private transaction or any other event that eliminates a market for the stock, the Stock Tracking Fund will be eliminated and the proceeds from the Fund placed in the interest bearing account.

Distribution Alternatives

The Plan’s distribution options provide you with flexibility. Your account balance, or a portion of it, may be distributed to you while employed, and/or after separating from service. The available distribution options are detailed below.

Scheduled In-Service Withdrawal

During each Plan Year’s open enrollment, you may elect to receive payment of all or part of that Plan year’s deferral account in a future year that is at least two years beyond the end of that Plan year. For example, you may elect to receive your deferrals credited in 2005 and investment returns therein in 2007 or later.

If your scheduled in-service distribution is more than $25,000, you may receive it in annual installments over 5 years, if elected in advance. If your scheduled in-service distribution is $25,000 or less, it must be taken as a lump sum. All scheduled in-service withdrawals will be paid in January.

If your employment with Crown ends prior to or while receiving scheduled-in service withdrawals, your scheduled in-service withdrawal will be distributed to you according to the Termination rule below.

You may postpone or change the distribution method of any scheduled in-service withdrawal by filing a Distribution Election Change Form at least one year in advance of your previously-elected distribution date. This form can be obtained from Gene Hawkins.

EFFECTIVE FOR AMOUNTS DEFERRED FROM THE 2005 AND SUBSEQUENT PLAN YEARS, each scheduled in-service withdrawal may be postponed a maximum of two times, and the new date for distribution must be at least FIVE YEARS beyond the previously-scheduled date.

You may elect to receive a distribution from the Plan while you are still employed. Scheduled in-service withdrawals are available as a manner of accumulating capital for shorter term needs such as the payment of a child’s education.

After Employment Ends or Following a Change in Control – Termination Distribution

If you terminate employment for any reason (including retirement, long-term disability or death) or the Company experiences a Change in Control (as defined in the Crown Media Holdings, Inc. 2000 Long Term Incentive Plan) your payment options are as follows:

Balance at November 30 of applicable Plan Year	Distribution Method
$100,000 or less	Lump sum payment

$100,001 - $250,000	You elect to receive a lump sum payment or 5 Annual Installments

more than $250,000	5 Annual Installments

You should complete the Distribution Election section of the enrollment form at the time you make your election to defer. Any change to a Distribution Election form must be filed at least 6 months prior to your termination or the Change in Control to be effective. If no election is made within the required time period, payment is made in a single lump sum, if the amount is $250,000 or less, or in installments, if the amount exceeds $250,000.

FOR AMOUNTS DEFERRED FROM THE 2005 AND SUBSEQUENT PLAN YEARS, PENDING IRS REGULATIONS MAY REQUIRE A CHANGE TO A DISTRIBUTION ELECTION FORM TO BE FILED AT LEAST 12 MONTHS IN ADVANCE AND EVEN THEN MAY NOT GIVE EFFECT TO THE CHANGE WITHOUT A DELAY OF 12 MONTHS.

Payments will be made or, if in installment form, will begin in the January following the date of termination or Change in Control. FOR AMOUNTS DEFERRED FROM THE 2005 AND SUBSEQUENT PLAN YEARS, PAYMENTS WILL BE MADE OR WILL BEGIN THE LATER OF THE JANUARY FOLLOWING THE DATE OF TERMINATION OR CHANGE IN CONTROL OR THE DATE THAT IS SIX MONTHS AFTER THE DATE OF TERMINATION OR CHANGE IN CONTROL.

Payments will be made in the form of cash unless the amount distributed is from the portion of your account that contains RSU Stock Units (see “Investment of RSU Compensation”); in such event, RSU Stock Units will be distributed in the form of stock.

If the Administrator determines that a total distribution upon a Change in Control will subject you to an excise tax as an “excess parachute payment,” then your distribution will be limited to the amount that does not trigger the excise tax and the remaining amount will be paid as soon as practicable following the one-year anniversary of the Change in Control or, if later, the date the Administrator determines that the excise tax will no longer be applied.

The Administrator may make a distribution to a legal guardian in the event of incompetence or minor status, and may make payments directed by court order.

Explanation of Installment Calculation

The amount of each installment is equal to the value of your account balance on November 30 preceding the date of payment divided by the number of remaining installments (including the installment being paid).

For example, if you choose a 5-year installment period beginning in January 2007, the first payment is equal to your November 30, 2006 account balance divided by 5; the second payment (January 2008) is equal to your November 30, 2007 account balance divided by 4; and so on until the fifth payment, which is equal to your remaining account balance. The method will result in a larger installment every year.

Other Issues Related to Distributions

Nonscheduled Early Withdrawals

At any time, you may request an unplanned distribution of up to 100% of your funded account balance. This nonscheduled, immediate distribution is subject to a 10% penalty (i.e. 90% of your selected withdrawal amount, less taxes, will be distributed to you; and you will forfeit the remaining 10%). Income taxes do not apply to the 10% forfeited amount. In addition, you will become ineligible to defer base salary to the Plan for the remainder of that Plan Year and the following Plan Year. The minimum nonscheduled withdrawal is the lesser of $25,000 or your entire account balance.

NONSCHEDULED EARLY WITHDRAWALS ARE NOT AVAILABLE FOR AMOUNTS DEFERRED FROM THE 2005 AND SUBSEQUENT PLAN YEARS.

You will need to complete a written request for a Nonscheduled Early or Hardship Withdrawal.

Hardship Withdrawals

In some circumstances, hardship withdrawals of your funded account balances are allowed without penalty. Hardship withdrawals are limited to “unforeseeable emergencies” such as illness or casualty losses. You must apply for a hardship withdrawal and your application must be approved by the Administrator.

When you enroll in the Plan you will complete a Beneficiary Designation. You should determine whether or not you need to change your beneficiary any time your personal circumstances change.

Death

If you die while receiving post-employment installment distributions, the remaining installments will be paid over the installment period to your beneficiary(ies) of record.

When Distributions Are Paid

Nonscheduled Early Withdrawals (available only for the 2004 and preceding Plan Years) and hardship withdrawals are paid as soon as feasible after being requested and, where applicable, approved.

Taxes on Deferrals, Investment Returns and Distributions

Deferrals

The compensation deferred will be subject to current Social Security, Medicare and other statutory employment taxes in the year of deferral.

Distributions

All distributions from the Crown Media Holdings, Inc. Deferred Compensation Plan are treated as “ordinary income” subject to federal, state, and local (if applicable) income taxation at the time of distribution and the Company will withhold on these amounts. Account distributions including investment income will not be included in your Social Security wages or Medicare wages for the year in which the distributions are made.

Risks of a Deferred Compensation Plan

In the event of the Company’s bankruptcy or insolvency, Deferred Compensation Plan assets are treated like all other corporate assets and are subject to the claims of the general creditors of the Company.

The “unsecured” nature of the Deferred Compensation Plan should be considered prior to your election to participate in the Plan.

Plan Administration

This Plan is administered by the Administrator, which has discretionary authority to interpret and apply the Plan, and make the rules necessary for the day-to-day operation of the Plan.

The Administrator can be either an individual or Committee appointed by the Compensation Committee of the Board of Directors of the Company. If no Administrator is named, the Compensation Committee serves as the Administrator.

The Company has the right to amend or terminate the Plan, in whole or in part, at any time. No amendment or termination of the Plan will retroactively reduce any amounts allocated to a participant’s account.

If there is a dispute over benefits under the Plan, the Plan requires binding arbitration through the American Arbitration Association